Exhibit 99.1

ZS Pharma Appoints Kimberly Popovits to Board of Directors

REDWOOD CITY, Calif. – May 5, 2015 - ZS Pharma (NASDAQ: ZSPH), a biopharmaceutical company developing novel treatments for kidney, cardiovascular, liver and metabolic disorders, today announced that Kimberly J. Popovits, Chairman of the Board, Chief Executive Officer and President of Genomic Health, has been appointed to the ZS Pharma Board of Directors. Ms. Popovits brings significant leadership, operations and commercial experience to ZS Pharma as the Company prepares for the potential approval of ZS-9 (sodium zirconium cyclosilicate).

“We are extremely honored to have Kim join our Board of Directors – she is a proven executive who has been successful starting new businesses, launching and commercializing innovative products, building successful organizations and delivering value to shareholders,” said Robert Alexander, Ph.D., Chief Executive Officer of ZS Pharma. “Kim brings considerable experience to the ZS Pharma board of directors as the company prepares for regulatory approvals, product launch and brand building for ZS-9. Her seasoned judgment will be invaluable to our team as we enter the next critical phase of growth.”

Ms. Popovits added, “My commitment to developing emerging therapies or technologies that advance the practice of medicine and, ultimately, make patients’ lives better, makes joining the ZS Pharma Board a natural fit. I look forward to working with existing board members and the ZS Pharma management team to support the Company’s vision of developing unique drugs to treat renal, cardiovascular, liver and metabolic diseases.”

Ms. Popovits, current Chairman of the Board, Chief Executive Officer and President of Genomic Health, has more than three decades of experience in the life sciences industry having held various commercialization and leadership roles in the healthcare industry. Prior to becoming the CEO of Genomic Health in 2002, Ms. Popovits was the Senior Vice President of Marketing and Sales at Genentech. During her 15 years at Genentech, she led the successful commercialization of 14 new therapies, including Herceptin®, the revolutionary targeted treatment that changed the way doctors treat an aggressive form of breast cancer. Before joining Genentech, Ms. Popovits was a Division Manager for American Critical Care, a division of American Hospital Supply Corporation.

Kim currently serves on the boards of CLSA, Northern California’s life science association, and the American Clinical Laboratory Association. Ms. Popovits is the President of The Coalition for 21st Century Medicine, whose mission is to improve the quality of healthcare by encouraging research, development and commercialization of innovative diagnostic technologies that will personalize patient care, improve patient outcomes and reduce healthcare costs. Ms. Popovits is an Advisor to the Healthcare Businesswomen’s Association. She was named Woman of the Year in 2008 by the Women Health Care Executives and has been recognized annually as one of the Most Influential Women in the Bay Area by The San Francisco Business Times since 2006. In 2014 The San Francisco Business Times named Kim one of the Bay Area’s most admired CEOs. Ms. Popovits holds a Bachelor of Arts degree in Business from Michigan State University.

About ZS Pharma

ZS Pharma is a publicly traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that is being evaluated in late-stage clinical trials to demonstrate its ability to safely and effectively remove excess potassium from the blood and maintain normal potassium levels. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of submitting an NDA to the FDA and MAA to the EMA and the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate. Factors that may cause actual results to differ materially from these expectations include, among other things, those listed under the heading “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission March 23, 2015 (File No. 333-202745), which is available on the SEC’s website at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks described in the reports we will file from time to time with the SEC after the date of this press release.

ZS Pharma Contacts

Adam Tomasi (Investors)	Denise Powell (Media)
ZS Pharma	Red House Consulting
650.458.4100	510.703.9491
atomasi@zspharma.com	denise@redhousecomms.com

Source: ZS Pharma